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                                                                   EXHIBIT 10.29

                               DATED       , 2002


                  FORM OF ST. PAUL REINSURANCE COMPANY LIMITED

                                      -and-

                            PLATINUM RE (UK) LIMITED


                  --------------------------------------------

                           BUSINESS TRANSFER AGREEMENT

                  --------------------------------------------


                                Slaughter and May
                                 One Bunhill Row
                                 London EC1Y 8YY

                               Ref: GWJ/GHXC/ESYL

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                                    CONTENTS

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
                                                                             PAGE
   1.   INTERPRETATION                                                         5

   2.   TRANSFER                                                              11

   3.   AUTHORISATION                                                         14

   4.   CONDUCT OF BUSINESS BEFORE COMPLETION                                 14

   5.   CONSIDERATION                                                         14

   6.   VAT                                                                   15

   7.   COMPLETION                                                            17

   8.   APPORTIONMENT                                                         18

   9.   RISK AND INSURANCE                                                    18

   10.  EMPLOYEES                                                             19

   11.  DATA PROTECTION                                                       23

   12.  NON-COMPETITION                                                       23

   13.  ASSIGNMENT                                                            25

   14.  FURTHER ASSURANCE                                                     26

   15.  ENTIRE AGREEMENT                                                      26

   16.  REMEDIES AND WAIVERS                                                  26

   17.  NOTICES                                                               26

   18.  ANNOUNCEMENTS                                                         27

   19.  COSTS AND EXPENSES                                                    27

   20.  COUNTERPARTS                                                          28

   21.  INVALIDITY                                                            28

   22.  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999                          28

   23.  CHOICE OF GOVERNING LAW                                               28

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
   24.  ARBITRATION                                                           28

   25.  CONFLICT                                                              29
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                                    SCHEDULES

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
                                                                             PAGE
Schedule 1 (Completion arrangements)                                          30

Schedule 2 (Assumed Employees)                                                32

Schedule 3 (Business Intellectual Property)                                   35

Schedule 4 (Shared Intellectual Property)                                     37

Schedule 5 (Transaction Documents)                                            38

Schedule 6 (Property)                                                         39

AGREED FORM DOCUMENTS

Inventory

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                                        4

THIS AGREEMENT is made the       day of                , 2002

BETWEEN:

1. ST. PAUL REINSURANCE COMPANY LIMITED a company incorporated in England (registered number 01460363) whose registered office is The St. Paul House, 27 Camperdown Street, London E1 8DS (the "TRANSFEROR")

AND

2. PLATINUM RE (UK) LIMITED a company incorporated in England (registered number 4413755) whose registered office is at The St. Paul House, 27 Camperdown Street, London E1 8DS (the "TRANSFEREE")

WHEREAS:

(A) The St. Paul Companies, Inc. ("ST. PAUL") and Platinum Underwriters Holdings, Ltd. ("PLATINUM HOLDINGS") entered into a Formation and Separation Agreement dated - June, 2002 (as such agreement may be amended from time to time) (the "FORMATION AND SEPARATION AGREEMENT") setting forth certain terms governing St. Paul's sponsorship of the organisation of Platinum Holdings and its subsidiaries, actions to be taken in respect of Platinum Holdings' initial public offering (the "PUBLIC OFFERING") of its common shares and the ongoing relationships between St. Paul and its subsidiaries and Platinum Holdings and its subsidiaries after the effective date of the Public Offering (the "CLOSING DATE").

(B) Pursuant to the Formation and Separation Agreement, the parties thereto have agreed to procure that the Transferor will transfer (or procure the transfer of) the Business Assets to the Transferee on the terms set out in this Agreement with the intention that the Transferee shall be entitled to carry on the Business in succession to the Transferor as a going concern.

(C) The Transferor carries on the Business (as defined in this Agreement) and is the beneficial owner or is otherwise able to procure the transfer of the Business Assets.

(D) The Transferor intends to enter into three 100% quota share retrocession agreements (the "UK QUOTA SHARE RETROCESSION AGREEMENTS") with Platinum Underwriters Reinsurance Inc. on the date hereof in respect of certain reinsurance business written (as specified in those quota share retrocession agreements) by the Transferor on or after 1st January, 2002 (including reinsurance business written after the date hereof and prior to the earlier of 31st December, 2002 and the date on which authorisation of the Transferee to carry on reinsurance business in the United Kingdom is granted by the Financial Services Authority). The Transferor has [obtained the consent] of the retrocessionaires in respect of the retrocession covers relating to this business to include Platinum Underwriters Reinsurance Inc. as a reinsured under such covers.

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                                        5

NOW IT IS HEREBY AGREED as follows:-

1.    INTERPRETATION

1.1 In this Agreement and the schedules to it, the following words and expressions, save where the context otherwise requires, shall have the following meanings:-

      "ACT"                         means Financial Services and Markets Act
                                    2000;

      "AGREED FORM"                 in relation to any document means the
                                    document in a form agreed by the parties to this Agreement and initialled for the purposes of identification by or on behalf of them;

      "ASSET TRANSFER AGREEMENT"    means the inter-company asset transfer
                                    agreement dated [-] June, 2002 between St.
                                    Paul Management Limited and the Transferor providing for the transfer of certain assets by St. Paul Management Limited to the
                                    Transferor;

      "ASSUMED EMPLOYEES"           means those individuals who were employed
                                    prior to Completion by the Employer or in the case of Thomas Mahoney by St Paul Re
                                    Inc. and who are listed in Schedule 2 Part 1
                                    (underwriting staff assigned to the
                                    Business) and in Schedule 2 Part 2 (persons otherwise working in the Retained Business);

      "AUTHORISATION"               means the authorisation of the Transferee to
                                    carry on reinsurance business in the United
                                    Kingdom of the classes comprised within the Business under the Act;

      "AUTHORISATION DATE"          means the date on which Authorisation takes
                                    place;

      "BUSINESS"                    means the business of the Transferor other
                                    than the Retained Business and so that the expression shall include the Business
                                    Goodwill but shall exclude (i) the
                                    assumption of responsibility for the
                                    liabilities arising in respect of all
                                    reinsurance business entered into or renewed by the Transferor or the management, administration and run-off of such reinsurance business; and (ii) the right to use the "St. Paul" brand and any other brand, trade mark, service mark, name, get-up, logo or device, and any Intellectual
                                    Property and goodwill relating to any of the foregoing, used from time to time as part of the insurance branding of the Transferor's
                                    Group;

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                                        6

      "BUSINESS ASSETS"             means:-

                                    (i)   all the assets relating to the
                                          Business (including all the rights and
                                          property relating to the assets) as
                                          specified in the Inventory in the
                                          Agreed Form annexed to this Agreement;

                                    (ii)  the Business Intellectual Property;
                                          and

                                    (iii) the Business Goodwill and the Business
                                          Renewal Rights;

                                    but excluding:-

                                    (i)   the Receivables;

                                    (ii)  cash in hand or at the bank used in
                                          the Business;

                                    (iii) amounts recoverable in respect of
                                          Taxation relating to the Business
                                          Assets attributable to periods ended
                                          on or before, or transactions
                                          occurring on or before, Completion;

                                    (iv)  the benefit of any reinsurance
                                          contract entered into or renewed by
                                          the Transferor; and

                                    (v)   for the avoidance of doubt, any other
                                          item which would be accounted for as a
                                          current asset in respect of the
                                          Business in accordance with the
                                          accounting principles and practices
                                          adopted by the Transferor;

      "BUSINESS DAY"                means a day (other than a Saturday or
                                    Sunday) on which banks are open for business
                                    (other than solely for trading and
                                    settlement in Euros) in London;

      "BUSINESS GOODWILL"           means all the goodwill and connection of the
                                    Transferor in its reinsurance business but, for the avoidance of doubt, such expression shall not include any of the Transferor's goodwill in the Retained Business or in the "St. Paul" brand or any other Intellectual
                                    Property used from time to time as part of the insurance branding of the Transferor's
                                    Group;

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                                        7

      "BUSINESS INTELLECTUAL        means the intellectual property rights
      PROPERTY"                     listed in Schedule 3 and owned by the
                                    Transferor in connection with the Business and all other Intellectual Property owned and exclusively used by the Transferor in connection with the Business but, for the avoidance of doubt, excluding any
                                    Intellectual Property which is excluded from the definition of "Business" above;

      "BUSINESS RENEWAL RIGHTS"     means all the direct and indirect rights of
                                    the Transferor to seek to renew reinsurance treaties, contracts and agreements underwritten by the Transferor and comprised within the Business and in force on the Closing Date;

      "COMPANIES ACTS"              means the Companies Act 1985, the Companies
                                    Consolidation (Consequential Provisions) Act
                                    1985 and the Companies Act 1989;

      "COMPLETION"                  means completion of the transfer of the
                                    Business Assets under this Agreement;

      "COMPLETION DATE"             means the date of Completion;

      "DATA PROTECTION LEGISLATION" means the Data Protection Act 1998 and all other applicable laws, statutes,
                                    regulations, edicts, bye-laws, mandatory codes of conduct and mandatory guidelines, existing from time to time in respect of the processing of personal data;

      "EMPLOYER"                    means St. Paul Management Limited;

      "INTELLECTUAL PROPERTY"       means all rights in inventions, patents,
                                    designs, copyrights, trade marks, service marks, databases, trade secrets and know-how
                                    (whether or not any of those is registered and including applications for registrations of the foregoing), together with all rights or forms of protection of a similar nature or having equivalent or similar effect to any of those which may subsist anywhere in the world;

      "KEY EMPLOYEES"               means those Assumed Employees identified by
                                    "KE" in Schedule 2;

      "LEADENHALL BUSINESS          means the leasehold property situated at
      PROPERTY"                     Third Floor, 122 Leadenhall Street, London;

      "LEADENHALL TENANT"           means St Paul Management Limited (registered
                                    number 00972175)

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                                        8

      "LIME BUSINESS PROPERTY"      means the leasehold property situated at
                                    floors one and seven, 52 Lime Street,
                                    London, EC3M 7NL;

      "LIME BUSINESS PROPERTY       means the two leases of the Lime Business
      LEASES"                       Property between The Prudential Assurance
                                    Company Limited (1) and the Transferor (2)
                                    dated 13th July, 1994 and 5th April, 1995 respectively;

      "PROPERTY CONSENT"            means the consent of any landlord or other
                                    third party required for the assignment of the Leadenhall Business Property to the Transferee;

      "PROPERTY TRANSFER"           means the assignment of the Leadenhall
                                    Business Property in accordance with the relevant provisions of this agreement;

      "RECEIVABLES"                 means all payments due to the Transferor as
                                    at Completion for goods or services supplied by the Transferor in the course of carrying on the Business;

      "REGULATIONS"                 means the Transfer of Undertakings
                                    (Protection of Employment) Regulations 1981;

      "RELEVANT TRANSFER"           means a relevant transfer for the purposes
                                    of the Regulations;

      "RETAINED BUSINESS"           means the management (but not the renewal)
                                    of all insurance and reinsurance business written by the Transferor prior to Completion and the writing and management of such other reinsurance business as may be written on or after Completion with the prior written consent of the Transferee or as may be written on or after Completion on behalf of the Transferor by the Transferee pursuant to the UK Underwriting Agency and Underwriting Management Agreement (as defined in the Formation and Separation
                                    Agreement);

      "SHARED INTELLECTUAL          means all Intellectual Property owned by the
      PROPERTY"                     Transferor at Completion and used (but not
                                    exclusively used) by the Transferor in
                                    connection with the Business in the twelve months prior to Completion, including any Intellectual Property in the assets listed in Schedule 4 but, for the avoidance of doubt, excluding any Intellectual Property which is excluded from the definition of "Business" above;

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                                        9

      "TAX" or "TAXATION"           includes (without limitation) all taxes,
                                    levies, duties, imposts, charges and
                                    withholdings of any nature whatsoever,
                                    whether of the United Kingdom or elsewhere, together with all penalties, charges and interest relating to any of them or to any failure to file any return required for the purposes of any of them;

      "TAX COUNSEL"                 means Tax counsel who is of at least ten
                                    years' standing and who:

                                    (i)   is reasonably acceptable to both
                                          parties to this agreement; or

                                    (ii)  failing agreement between the parties,
                                          is appointed by the President from
                                          time to time of the Law Society of
                                          England and Wales;

      "TRANSFERRED BUSINESS         means:-
      CONFIDENTIAL INFORMATION"

                                    (i)   originals or copies of all books,
                                          records, ledgers, files, reports,
                                          accounts, data, plans and operating
                                          records, whether in hard copy,
                                          electronic format, magnetic or other
                                          media, which are related to the
                                          Business Assets provided, however,
                                          that the information about the
                                          Business Assets shall not include
                                          minute books and other similar records
                                          and files including tax returns;

                                    (ii)  copies of all reinsurance agreements
                                          entered into by the Transferor on or
                                          after 1st January, 2002 and retroceded
                                          to Platinum Reinsurance Inc. pursuant
                                          to the relevant UK Quota Share
                                          Retrocession Agreement (the
                                          "REINSURANCE AGREEMENTS") together
                                          with copies of all related placement
                                          slips and binders, inuring
                                          retrocessional contracts, actuarial
                                          analyses, underwriting files, claims
                                          files, correspondence with brokers,
                                          cedants and inuring retrocessional
                                          reinsurers, and relevant detail
                                          (whether in hard copy, electronic
                                          format, magnetic or other media); and

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                                       10

                                    (iii) copies of the underwriting files and
                                          relevant detail (whether in hard copy,
                                          electronic format, magnetic or other
                                          media) for contracts that were
                                          underwritten by the Transferor in the
                                          1997, 1998, 1999, 2000, and 2001
                                          underwriting years and the customer
                                          and brokers lists relevant to the
                                          Business Renewal Rights, including
                                          copies of contracts, placement slips
                                          and binders, inuring retrocessional
                                          contracts, actuarial analyses,
                                          information pertaining to aggregate
                                          premium and loss activity,
                                          correspondence with brokers, cedants
                                          and inuring retrocessional reinsurers
                                          but excluding any information that the
                                          Transferor reasonably believes to be
                                          legally privileged and any individual
                                          claims or loss information;

                                    For the avoidance of doubt, Transferred
                                    Business Confidential Information does not include any information relating to Retained Business to be made available to the Transferee pursuant to the Formation and Separation Agreement;

      "TRANSACTION DOCUMENTS"       means the documents listed in Schedule 5;

      "TRANSFEREE'S GROUP"          means the Transferee, its subsidiaries and
                                    subsidiary undertakings, any holding company of the Transferee and all other subsidiaries and subsidiary undertakings of any such holding company from time to time;

      "TRANSFEROR'S GROUP"          means the Transferor, its subsidiaries and
                                    subsidiary undertakings, any holding company of the Transferor and all other subsidiaries and subsidiary undertakings of any such holding company;

      "VATA 1994"                   means the Value Added Tax Act 1994; and

      "WORKING HOURS"               means 9.00 a.m. to 5.00 p.m. on a Business
                                    Day.

1.2   In construing this Agreement, unless otherwise specified:-

      (A) references to clauses, paragraphs and schedules are to clauses and paragraphs of or schedules to this Agreement;

      (B) headings to clauses and schedules are for convenience only and do not affect the interpretation of this Agreement;

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                                       11

      (C) the schedules and any attachments form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the schedules and any attachments;

      (D)   use of any gender includes the other gender;

      (E) references to a "PERSON" shall be construed so as to include any individual, firm, company or other body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality);

      (F) any reference to a "DAY" (including within the phrase "BUSINESS DAY") shall mean a period of 24 hours running from midnight to midnight;

      (G) the expressions "HOLDING COMPANY", "SUBSIDIARY" and "SUBSIDIARY UNDERTAKING" shall have the meaning given in the Companies Acts;

      (H) references to writing shall include any modes of reproducing words in a legible and non-transitory form;

      (I)   references to times of day are to London time;

      (J) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, consolidated, amended, modified or re-enacted;

      (K) a reference to any agreement shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified, varied or novated;

      (L) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be treated as including what most nearly approximates in that jurisdiction to the English legal term; and

      (M) references to a "RENEWED CONTRACT" relate to contractual rights and obligations arising after the renewal date only.

2.    TRANSFER

2.1 The Transferor agrees to transfer or procure the transfer and the Transferee agrees to accept the transfer of the Business Assets with such title as the Transferor is required to deliver under the Formation and Separation Agreement as a going concern at and with effect from Completion, but so that the Business shall be carried on by the Transferee until the earlier of the Authorisation Date and 31st December, 2002 solely as agent of the Transferor and solely in accordance with the respective rights and obligations of the Transferor and the Transferee pursuant to, and subject as provided in, Part B of the UK Underwriting Agency and Underwriting Management Agreement (as defined in the Formation and Separation

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                                       12

      Agreement) and so that following Authorisation (and only following Authorisation), the Transferee will be entitled to assume and carry on the Business for its own account and benefit in succession to the Transferor.

2.2 CLAUSE 2.1 shall operate as an assignment of such of the Business Intellectual Property as is not the subject of a registration or an application for registration with effect from Completion. Any Business Intellectual Property which is registered or which is the subject of an application for registration shall be assigned to the Transferee.

2.3 The Transferor shall use commercially reasonable endeavours to obtain prior to Completion any consent, approval or authorisation necessary for the transfer of the Business Assets as contemplated in this Agreement. If the Transferor has not obtained such consent, approval or authorisation necessary for the transfer of any of the Business Assets as contemplated by this Agreement prior to Completion, the Transferor, for a period of up to 12 months subsequent to Completion, shall reasonably co-operate with the Transferee in attempting to obtain such consents, approvals or authorisations as promptly thereafter as practicable, provided that the Transferee shall promptly reimburse the Transferor for any reasonable legal and other expenses incurred in connection with such co-operation as such expenses are incurred. The Transferor may not exercise any of its rights under any of the Business Assets with respect to which such consent, approval or authorisation to the transfer thereof has not been obtained by Completion except at the direction of or on behalf of the Transferee or a member of the Transferee's Group, and the Transferee or such member of the Transferee's Group shall be responsible for any Liabilities (as defined in the Formation and Separation Agreement) in respect of such Business Assets after Completion provided that the Transferor shall not be required to take any action directed by the Transferee under any agreement relating to a Business Asset that would cause a breach of such agreement where the Transferor or a member of the Transferor's Group reasonably believes that it retains liability for such breach.

      [PLEASE CONFIRM LATEST STATUS IN RELATION TO THE APPLICATION FOR MEMBERSHIP OF THE IUA].

2.4 Where consent of a third party is required for the transfer of any Business Intellectual Property to the Transferee, the Transferor shall use commercially reasonable endeavours to obtain such consent. For the avoidance of doubt the Transferor shall not be required to make any payment to any third party to procure such consent and the Transferor shall have no liability to the Transferee to the extent that such consent is not obtained by Completion.

2.5 The consideration for the transfer of the Business Assets pursuant to sub-clause 2.1 will be as set out in CLAUSE 5 (Consideration).

2.6 Without prejudice to the Transferor's obligations to pass title in accordance with the Formation and Separation Agreement but for the avoidance of doubt, Part 1 Law of Property (Miscellaneous Provisions) Act 1994 shall not apply for the purposes of this clause.

2.7 The Transferor shall, with effect from Completion, grant to the Transferee a perpetual, non-exclusive, irrevocable, royalty-free, assignable licence (with the right to sublicense) to use the Shared Intellectual Property.

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2.8   (A)   The Transferor authorises the Transferee to use the Lime Business
            Property on a non-exclusive basis from the Completion Date until the earlier of:

            (i) the Property Completion Date of the Leadenhall Business Property as referred in Schedule 6;

            (ii) the delayed legal completion date of the Leadenhall Business Property as determined in accordance with clause 5.1 in
                  Schedule 6; and

            (iii) the date on which either party has given written notice to the other to treat the Leadenhall Business Property as withdrawn from the sale and purchase set out in this agreement in accordance with clause 5.2 in Schedule 6.

      (B) In consideration of the Transferor agreeing to permit the Transferee to occupy the Lime Business Property, the Transferee (i) is to pay to the Transferor on the same dates as such sums are payable pursuant to the Lime Business Property Leases a licence fee equivalent to all rents, service charges and other outgoings paid by the Transferor in respect of the Lime Business Property, (ii) is to observe and perform the covenants and conditions on the part of the lessee in the Lime Business Property Leases, other than payment of rents, (iii) is not to infringe any statutory requirement relating to the Lime Business Property and (iv) is to indemnify the Transferor in respect of all costs, claims, liabilities and expenses incurred by the Transferor as a result of any act, neglect, default or omission on the part of the Transferee to perform or comply with such covenants and conditions or as a consequence of any breach of the terms of the Lime Business Property Leases arising from the Transferee's occupation of the Lime Business Property. The licence fee referred in (i) above is expressed exclusive of amounts in respect of VAT. If such fee is the consideration for a taxable supply for VAT purposes, the Transferee shall, in addition to such fee, pay, on receipt of a valid VAT invoice, an amount equal to any VAT which may from time to time be chargeable in respect of supplies made under this licence.

      (C) The Transferee acknowledges that the consent of the landlord (the "LANDLORD") under the Lime Business Property Leases has not been obtained to the Transferee's occupation of the Lime Business Property. The Transferor will apply to the Landlord and use commercially reasonable endeavours to obtain the consent of the Landlord to the Transferee's occupation of the Lime Business Property. The Transferor shall pay the professional and other fees of any landlord incurred in connection with the application for the consent of the Landlord to the Transferee's occupation of the Lime Business Property. Pending the grant of such consent and if such consent is refused, the Transferee agrees to vacate the Lime Business Property upon the written request of the Transferor.

      (D) The Transferor and the Transferee agree that the Transferee's occupation of the Lime Business Property takes effect as a mere licence and does not grant the Transferee exclusive possession or grant a tenancy.

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                                       14

2.9 The Transferor will procure that the Leadenhall Tenant will sell and the Transferee will purchase the Leadenhall Business Property in accordance with the terms of SCHEDULE 6.

3.    AUTHORISATION

3.1 From the date hereof until 31st December, 2002, each of the Transferor and the Transferee will use commercially reasonable endeavours to obtain the Authorisation as soon as possible, provided that the Transferor shall not be required to take any action which would be prejudicial to its commercial interests including, without limitation, contributing to the Transferee any capital investment (other than the transfer of the Business in accordance with this Agreement) or incurring any costs or liability.

3.2 Each party undertakes to keep the other informed as to progress towards the obtaining of the Authorisation and in particular (but without limitation) to disclose in writing to the other party anything which will or may prevent the Authorisation being obtained by 31st December, 2002 immediately where it comes to that party's notice.

4.    CONDUCT OF BUSINESS BEFORE COMPLETION

      The Transferor will procure that, between the date of this Agreement and Completion, the Business will be carried on in the ordinary and usual course.

5.    CONSIDERATION

5.1 The consideration for the transfer of the Business Assets shall be the issue to the Transferor of - common shares in Platinum Holdings.

5.2   The consideration shall be allocated as follows:-

      (A)   all the assets relating to the Business               [      ];
            (including all the rights and property relating to the assets) as specified in the Inventory in the Agreed Form annexed to this Agreement

      (B)   the Business Goodwill                                 [      ];

      (C)   the Business Renewal Rights                           [      ]; and

      (D)   the Business Intellectual Property                    [      ].

5.3 The consideration for the transfer of the Business Assets shall be delivered in accordance with CLAUSE 7 (Completion) and may be adjusted under CLAUSE 6 (VAT) and other terms of this Agreement.

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                                       15

6.    VAT

6.1 The Transferor and the Transferee shall use commercially reasonable endeavours to procure that the transfer of the Business Assets under this Agreement is treated by H.M. Customs & Excise as a transfer of a business as a going concern for the purposes of both section 49(1) VATA 1994 and article 5 Value Added Tax (Special Provisions) Order 1995, except that the parties shall not be required by virtue of this clause to make any appeal to any court against any determination of H.M. Customs & Excise that the transfer does not fall to be so treated (so that any such appeal shall be made solely in accordance with the provisions of CLAUSE 6.5).

6.2 The Transferee declares that it is duly registered for VAT purposes under registration number [-] or that it will become liable to be so registered upon the transfer of the Business Assets and that the Transferee shall upon and immediately after Completion use the Business Assets to carry on the same kind of business (whether or not as part of any existing business of the Transferee) as that carried on by the Transferor in relation to the Business Assets before Completion.

6.3 The Transferor shall be entitled to retain all the records of the Business which under paragraph 6 of Schedule 11 to the VATA 1994 are required to be preserved after Completion provided that the Commissioners of H.M. Customs & Excise so direct in accordance with section 49(1)(b) VATA 1994. The Transferee shall render all reasonable assistance to the Transferor in connection with the Transferor's request to the Commissioners of H.M. Customs & Excise to so direct.

6.4 The Transferor shall preserve in the UK all the records of the Business that it is entitled to retain pursuant to SUB-CLAUSE 6.3 for a period consistent with the longer of its document retention policy in effect at Completion or for a period of not less than six years from Completion (or for such longer period as may be required by law) and, upon being given reasonable notice by the Transferee or its agents, the Transferor shall make those records available to the Transferee or its agents for inspection (during Working Hours) or copying (at the Transferee's expense).

6.5   (A)   If, notwithstanding the provisions of CLAUSE 6.2, H.M. Customs &
            Excise shall determine that VAT is chargeable in respect of the supply of all or any part of the Business Assets under this Agreement, the Transferor shall notify the Transferee of that determination within seven days of its being so advised by H.M.
            Customs & Excise, clause 6.6 shall determine whether the consideration payable pursuant to clause 5.1 shall be reduced, and the Transferee shall, unless CLAUSE 6.5(B) applies, pay to the Transferor by way of additional consideration a sum equal to the amount of VAT so chargeable within 14 days of the Transferor notifying the Transferee of that determination (against delivery by the Transferor of an appropriate VAT invoice).

      (B) If the Transferor and the Transferee disagree with the determination of H.M. Customs & Excise referred to in CLAUSE 6.5(A), or if SUB-CLAUSE (F) applies, they shall obtain a review by the Commissioners of H.M. Customs & Excise of that determination and SUB-CLAUSES 6.5(C) TO (F) (inclusive) shall apply. The Transferor and the Transferee

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                                       16

            shall be responsible jointly for obtaining such review and shall give each other all reasonable assistance and co-operation in that regard.

      (C) Upon the Transferor being advised by the Commissioners of H.M. Customs & Excise of their decision arising out of the review referred to in CLAUSE 6.5(B), the Transferor shall forthwith notify the Transferee as soon as possible of that decision and, if the Transferor and the Transferee disagree with that decision or if SUB-CLAUSE (F) applies, the Transferor and the Transferee shall be responsible jointly for the making of all such appeals against that decision as the Transferor and the Transferee shall agree.

      (D) All costs, charges and expenses properly incurred in taking any action pursuant to SUB-CLAUSES (B) TO (E) (inclusive) shall be borne by the Transferor and the Transferee equally and, in any case where an appeal cannot be made against the decision of the Commissioners without the Transferor accounting for the VAT referred to in CLAUSE 6.5(A), the Transferee shall pay to the Transferor in cash an amount equal to that amount (against delivery by the Transferor of an appropriate VAT invoice).

      (E) Within 14 days of the decision of the Commissioners referred to in CLAUSE 6.5(C) or, if an appeal or appeals have been made in accordance with that paragraph, within 14 days of the decision of the court or tribunal to which the final such appeal has been made:-

            (i) the Transferee shall pay to the Transferor in cash a sum equal to the amount of VAT that has thereby been determined to be properly chargeable in respect of the supply of all or any part of the Business Assets under this Agreement (against delivery by the Transferor of an appropriate VAT invoice) after deducting from that sum any amount previously paid by the Transferee to the Transferor under CLAUSE 6.5(D); or

            (ii) if the amount previously paid by the Transferee to the Transferor under CLAUSE 6.5(D) exceeds the VAT that has been determined to be properly chargeable in respect of the supply referred to above, the Transferor shall pay to the Transferee in cash an amount equal to the excess (which payment shall be treated as a reduction in the consideration payable for the Business Assets) and deliver to the Transferee an appropriate credit note for VAT purposes.

      (F) If either the Transferor or the Transferee does not disagree with the determination of H.M. Customs & Excise referred to in CLAUSE 6.5(A) or the Transferor and the Transferee disagree as to the course of action to be taken pursuant to this CLAUSE 6 (including whether or not to appeal a decision of H.M. Customs & Excise or a decision of any court or tribunal and the manner of any such appeal), then SUB-CLAUSES (B) TO (E) (inclusive) shall apply only if Tax Counsel has, once both parties have had a reasonable opportunity to make submissions to Tax Counsel, delivered a written opinion (taking account of all relevant factors) to both parties to the effect that it is appropriate to obtain a review of the determination or which recommends a course of action to be taken by the parties pursuant to this CLAUSE 6. If such an opinion is

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                                       17

            delivered, the parties agree to apply SUB-CLAUSES (B) TO (E) (inclusive) in accordance with such opinion.

6.6 If the Transferee is unable to recover in full input tax (if any) in respect of any of the supplies of Business Assets pursuant to this Agreement, then the consideration payable pursuant to CLAUSE 5.1 ("IC") shall be reduced to the aggregate amount found by applying the following formula to the consideration allocated to each category of asset specified in CLAUSE 5.2 and adding the totals thereof:

                         1
                  ---------------
                  1 + (0.5 (0.175 - R))

      where R means:

      (i) in respect of supplies constituted by the transfer of Business Assets pursuant to this Agreement which are taxable supplies, the percentage of input tax in respect thereof which is recoverable by the Transferee (expressed as the decimal fraction obtained by applying the said percentage to 0.175); and

      (ii)  in all other cases 0.175,

      and provided that for this purpose R shall be determined in good faith by the Transferee and shall be adjusted as necessary following any agreement with H.M. Customs & Excise or otherwise with such consequential adjustments being made to IC as are then appropriate (using for the avoidance of doubt for the purpose of this recalculation the original allocations as stated at the date of this Agreement in CLAUSE 5.2), and so that the consideration and allocation pursuant to CLAUSE 5.1 AND
      5.2 shall be adjusted in accordance with the results of the above process, and so that the Transferor shall be liable to make such payment to the Transferee as is equal to the amount of any reduction in the consideration payable pursuant to CLAUSE 5.1 and the Transferee shall make such payments of additional consideration as are required under CLAUSE 6.5 (A) OR (E) and so that the two said amounts may be set off to the maximum extent possible leaving a net payment, and finally so that, if pursuant to any further application of this clause to determine IC (if R is adjusted as referred to above), IC changes (upwards or downwards), such adjusting payments shall be made as are necessary.

7.    COMPLETION

7.1 Completion shall take place on the Closing Date (as defined in the Formation and Separation Agreement), provided that this Agreement shall become effective on that date immediately after delivery of the Firm St. Paul Shares (as defined in the Formation and Separation Agreement).

7.2 At Completion the Transferor and the Transferee shall do or procure the carrying out of those things listed in SCHEDULE 1 (Completion arrangements).

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                                       18

8.    APPORTIONMENT

8.1 All moneys or other items to which the Transferee is properly entitled under the terms hereof which are received by the Transferor or any member of the Transferor's Group on or after Completion in connection with the Business Assets shall be held in trust by the Transferor for the Transferee and shall be promptly paid over to the Transferee.

8.2 All moneys or other items to which the Transferor is properly entitled under the terms hereof which are received by the Transferee or any member of the Transferee's Group on or after Completion shall be held in trust by the Transferee for the Transferor and shall be promptly paid over to the Transferor.

8.3 Where anything (including any service) has been provided to the Transferor in connection with the Business Assets prior to Completion, but any payment has been made by the Transferee in respect of the price or cost of it, the Transferor shall pay to the Transferee a sum equal to the amount of that payment (excluding any amount in respect of VAT thereon and suitably apportioned where the payment relates to the provision of goods or a service over a period commencing prior to, and ending after, Completion) and shall hold such sum for the Transferee until it is promptly paid over.

8.4 Where anything (including any service) is to be provided to the Transferee in connection with the Business Assets after Completion, but any payment (by way of deposit, prepayment or otherwise) has been made by the Transferor in respect of the price or cost of it before Completion, the Transferee shall pay to the Transferor a sum equal to the amount of that payment (excluding any amount in respect of VAT thereon and suitably apportioned where the payment relates to the provision of goods or a service over a period commencing prior to, and ending after, Completion) and shall hold such sum for the Transferor until it is promptly paid over.

8.5 All other prepayments and accruals relating to the Business Assets or the Assumed Employees (including, without limitation, in respect of holiday pay and bonus payments due to Assumed Employees) shall, to the extent that they relate to any period commencing prior to and ending after Completion, be apportioned on a fair and equitable basis between the Transferor and Transferee and an appropriate payment shall be made to reflect that apportionment.

8.6 All notifications and correspondence relating to the Business Assets which are received by any member of the Transferor's Group on or after Completion shall as soon as reasonably practicable be passed to the Transferee.

9.    RISK AND INSURANCE

      Risk  in the Business Assets shall pass on Completion.

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                                       19

10.   EMPLOYEES

10.1 The Transferee and Transferor agree that Completion will constitute a Relevant Transfer which will take place in its entirety on the Completion Date and the Assumed Employees listed in Part 1 of Schedule 2 ("PART 1 EMPLOYEES") shall transfer under the Regulations to the Transferee from the Employer on the Completion Date upon the terms and conditions referred to in sub-clause 10.7(B).

10.2 The Transferee and Transferor agree that if a Relevant Transfer shall not occur prior to the Authorisation, the Authorisation will constitute a Relevant Transfer which will take place in its entirety on the Authorisation Date and sub-clause 10.6 shall apply to the Part 1 Employees between the Completion Date and the Authorisation Date and the Part 1 Employees shall thereafter transfer under the Regulations to the Transferee from the Employer on the Authorisation Date upon the terms and conditions referred to in sub-clause 10.7(B).

10.3 The Transferee and Transferor agree that the Transferee will immediately upon Completion make to each of the Assumed Employees listed in Part 2 of
      Schedule 2 ("PART 2 EMPLOYEES") an offer in writing to employ them under a new contract of employment, to take effect from Completion upon the terms and conditions referred to in sub-clause 10.7(B).

10.4 If for any reason, any Part 1 Employee is found not to have transferred to the Transferee pursuant to the Regulations, other than by virtue of Regulation 5(4A) of the Regulations, the Transferee in consultation with the Transferor will as soon as is reasonably practicable but no later than within 14 days of learning of the said finding make any such Part 1 Employees an offer in writing to employ him under a new contract of employment to take effect as soon as possible thereafter upon the terms and conditions referred to in sub-clause 10.7(B). In the event that any
      Part 1 Employee declines such offer, the Transferor may at its discretion procure that the Employer terminate the employment of such Part 1 Employee. So long as that termination is effected within three months after the date of the said finding, the Transferee will indemnify the Transferor and the Employer against any sums payable and each and every liability, claim, demand, expense or cost (including without limitation legal costs and expenses incurred by the Transferor on a solicitor and own client basis in settling, contesting or dealing with any such claim or demand) to, or on behalf of such person in respect of his employment on or after Completion arising out of such termination.

10.5  (A)   If for any reason any person who is not an Assumed Employee is found to have transferred to the Transferee pursuant to the Regulations, the Transferor in consultation with the Transferee will, upon receipt of the Transferee's written notification that it does not wish to employ that person, as soon as is reasonably practicable but no later than within 14 days of being so notified by the Transferee, procure that the Employer make to that person an offer in writing to employ him under a new contract of employment upon the terms and conditions referred to in sub-clause 10.7(B) or alternatively request that the Transferee terminate the employment of that person.
            However, the Transferee must serve the notice no later than 14 days after becoming aware of the finding.

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                                       20

      (B) Once an offer has been made or the Employer has asked the Transferee to terminate the employment of any person who is not an Assumed Employee (or at the latest after the expiry of 14 days after the said notification), the Transferee may terminate the employment of the person concerned and, so long as that termination is effected within three months after the date of the said finding, the Transferor will indemnify the Transferee against any sums payable to, or on behalf of such person in respect of the termination of his employment and each and every liability, claim, demand, expense or cost (including without limitation legal costs and expenses incurred by the Transferee on a solicitor and own client basis in settling, contesting or dealing with any such claim or demand) on or after the Completion and against any claims or losses arising out of such termination.

10.6 In the event of sub-clause 10.2 applying or where any Part 2 Employee remains employed by the Employer pending acceptance by him of an offer of employment by the Transferee, then in respect of such Assumed Employees, between Completion and the Authorisation Date (or where relevant earlier acceptance of the relevant offer):

      (A) the Transferor shall use commercially reasonable endeavours to procure that the Employer shall in respect of those Assumed Employees (except with the express prior written consent of the Transferee):

            (i) make each of them available to the Transferee to provide services to the Transferee and so far as is reasonably practicable in the same manner as prior to Completion;

            (ii) not engage in any act or omission which gives rise to any liability in relation to them including without limitation for breach of contract, unfair dismissal, and sex, race and disability discrimination and shall comply with all obligations imposed on it by all statutes, regulations, collective agreements, customs and practices relevant between it and them or any trade union or their terms of employment or any laws relating to health and safety; and

            (iii) subject to the provisions of sub-clauses 10.6(B)(iii) and
                  10.7(C)(iii) be responsible for all due salary payments and any other emoluments in accordance with their contracts of employment with the Employer including tax and national insurance payments, holiday, sick pay and all other contractual remuneration and benefits and not subject them to any disciplinary action, dismiss them or in any way change their contracts of employment (with or without those Employees' consent),

      (B) The Transferee shall in respect of those Assumed Employees (except with the express prior written consent of the Transferor):

            (i) provide work for each of them in the same manner as prior to Completion so far as is reasonably practicable and subject to sub-clause 10.6(A) have the day to day control of the manner in which those Employees perform their duties;

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                                       21

            (ii) not engage in any act or omission which would, if it were their employer, give rise to any liability in relation to them including without limitation for breach of contract, unfair dismissal, and sex, race and disability discrimination or which causes the Employer or the Transferor or of any member of the Transferor's Group to incur such a liability and shall comply with all obligations which if it were their employer would be imposed on it by all statutes, regulations, collective agreements, customs and practices relevant between it and those Employees or any trade union or the terms of employment of the Assumed Employees or any laws relating to health and safety; and

            (iii) without prejudice to sub-clause 10.7(C)(iii), fully reimburse the Employer on a monthly basis in respect of all salary payments and other emoluments in accordance with the their contracts of employment including tax and national insurance payments, holiday and sick pay.

10.7 In respect of salaries and other contractual emoluments and pension provision the Transferor and Transferee agree:

      (A) with effect from the earlier of the Completion Date or the date on which any Assumed Employee becomes an employee of the Transferee then in relation to that Assumed Employee all salaries and other contractual emoluments, tax and national insurance payments, and accrued holiday pay shall be borne by the Transferee from that date and all necessary apportionments shall be made and from the Completion Date life insurance premiums and pension payments pursuant to sub-clause 10.7(C)(iii) shall be borne by the Transferee;

      (B) with the exception of occupational pension arrangements and share scheme arrangements such salaries and other contractual emoluments shall be the same as or not substantially less favourable and giving rise to detriment, than any Assumed Employee's terms and conditions of employment before the Completion Date or the date on which any Assumed Employee becomes an employee of the Transferee whichever is the more favourable to the Assumed Employee; and

      (C)   (i)   upon Completion or immediately following Completion to the extent the Transferor has not already done so, the Transferor shall use [its best endeavours] to obtain the approval of the relevant authorities and the consent of the trustees (the
                  "TRUSTEES") of the St. Paul Pension Plan (the "PLAN") and the
                  Employer to the adherence of the Transferee to the Plan for a period not exceeding six months from the Completion Date (the
                  "PARTICIPATION PERIOD") in respect of those Assumed Employees who are at the time of Completion contracted-out members of the Plan (the "MEMBERS") and who shall either continue as or become Members of the defined contribution section of the Plan on the Completion Date until the Transferee ceases its participation in the Plan;

            (ii) upon Completion or immediately following Completion to the extent the Transferor and Employer have not already procured the execution of a Deed

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                                       22

                  of Adherence to the Plan by the Trustees and the Employer, the Transferor shall use [its best endeavours] to procure such execution and the Transferee will execute such Deed of Adherence upon or immediately following Completion; and

            (iii) the Transferee shall during the Participation Period pay contributions to the Trustees of the Plan at the rate of 11.9% of the Member's Basic Earnings as defined in the trust deed and rules of the Plan comprising a 10% pension contribution and 1.9% life insurance contribution and shall also pay to the Employer an amount to be agreed between the Employer and the Transferee to reflect the administration expenses of the Plan, such contributions and expenses to be paid monthly.

10.8 The Transferee and the Transferor shall procure that their respective obligations herein are complied with by each member of the Transferor's Group including the Employer and each member of the Transferee's Group respectively.

10.9 Subject to the Transferor's overriding indemnity in sub-clause 10.5(B), the Transferee shall indemnify the Transferor and the Employer against any breach of its employment obligations under this Agreement and each and every liability, claim, demand, expense or cost (including without limitation legal costs and expenses incurred by the Transferor on a solicitor and own client basis in settling, contesting or dealing with any such claim or demand) relating to or arising out of any claim by an Assumed Employee transferring under the Regulations that in consequence of the transfer of the Business to the Transferee:

      (A) there has been or will be a substantial change in such employee's terms and conditions of employment to his detriment;

      (B) any act or omission of the Transferee in relation to such employee occurring [on or] after the Completion Date including without limitation against any claim for redundancy payments or protective awards and any liability for wrongful dismissal or unfair dismissal or otherwise in connection with the transfer of such employee to the Transferee; and

      (C) any claim by any trade union staff association staff body or employee representatives (together "REPRESENTATIVES") arising out of any act or omission by the Transferee including the Transferee's failure to comply with its legal obligations to such Representatives or to the Transferor including without limitation any failure by the Transferee to comply with its obligations under Regulation 10 of the Regulations.

10.10 Subject to the Transferee's overriding indemnity in sub-clause 10.4, the Transferor shall indemnify the Transferee against any claim in respect of:-

      (A) any breach of contract or applicable law by the Transferor in respect of any of the Assumed Employees at any time prior to the Completion Date;

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                                       23

      (B) the termination of the employment prior to the Completion Date of any person who was formerly assigned to the Business; and

      (C) subject to clause sub-10.9(C) any failure by the Transferor to comply with its obligations under Regulation 10 of the Regulations.

10.11 The Transferor (and the Employer so procured by the Transferor) and Transferee shall each notify the others promptly in writing giving full details of any matters in respect of which either the Transferor or Employer or Transferee shall or may be entitled to claim an indemnity under this clause 10 from the other. If the indemnifying party shall so request in writing, the indemnified party shall consult with the indemnifying party at all material stages regarding the care and conduct of resisting, compounding or contesting each such matter including without limitation any demand, claim or proceedings so as to avoid or mitigate any loss and/or disrepute to the indemnifying party and the indemnified party shall [at its own expense] give upon request of the indemnifying party any co-operation, assistance or information as may be reasonably requested which is relevant to such matters.

11.   DATA PROTECTION

      The Transferee shall at all times comply with all requirements of the Data Protection Legislation in respect of the Business including, without limitation, by giving any necessary notification to the Data Protection Commissioner under Section 18 of the Data Protection Act 1998 prior to Completion.

12.   NON-COMPETITION

12.1 For a period of two years following the Closing Date (the "RESTRICTED PERIOD") the Transferor may not (other than pursuant to the UK Underwriting Agency and Management Agreement of [even date] between the parties):-

      (A) offer, issue, sell, refer or promote, directly or indirectly, any contracts, treaties or agreements of reinsurance of the same type as the Reinsurance Agreements or of the same type as those for which the Transferor has transferred Business Renewal Rights to the Transferee provided that the Transferee or members of the Transferee's Group continue to provide, during the Restricted Period, reinsurance coverage of such types to third parties;

      (B) employ, offer to employ or solicit with a view to employment any of the Key Employees (save that pending receipt of Authorisation, Thomas Mahoney, Guy Butler [other] will remain as directors of the
            Transferor and the foregoing, together with [    ], will be made
            available by the Transferee to the Transferor to act in their capacities as approved persons of the Transferor for the purposes of the Rule Book of the Financial Services Authority) or

      (C) use or disclose to any person other than the Transferee or members of the Transferee's Group, any Transferred Business Confidential Information except in connection with the administration of (i) the Reinsurance Agreements or (ii) the

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                                       24

            Retained Business provided that the Transferor will disclose Transferred Business Confidential Information only in the ordinary course of business, consistent with past practice including in connection with resolving claims and the purchase of retrocessional coverage and provided, further, that the Transferor shall use reasonable efforts to avoid providing Transferred Business Confidential Information to a competitor of the Transferee under circumstances reasonably likely to materially impair the value of the Business Renewal Rights;

      provided that, in the case of Transferred Business Confidential Information that relates to the Reinsurance Agreements, the Restricted Period shall be indefinite.

12.2 Notwithstanding any other provision of sub-clause 12.1 to the contrary, the Transferor is not prohibited from:

      (A) engaging in any line of business in which it is engaged immediately after the completion of the Public Offering and for which Business Renewal Rights were not transferred hereunder, including, without limitation, the administration of reinsurance contracts with inception dates prior to January 1, 2002 (the "RUN-OFF BUSINESS") and the Reinsurance Agreements (but not including any renewals thereof), purchasing reinsurance for its own account, reinsurance business written through St. Paul's Discover Re operation and Lloyd's of London operation and property catastrophe facultative reinsurance business written by St. Paul's CATRisk Property division;

      (B) acquiring any person or, subject to the limitation in (C) below, any interest in any person engaged in any line of business except for an acquisition of an interest of more than 49% of any person that generated 50% or more of its gross revenues, excluding investment income and realised investment gains and losses, in its most recent financial year for which financial statements are available, by writing property or casualty reinsurance (a "PERMITTED ACQUIREE"), provided that any Permitted Acquiree may not use any marks, designs, logos, slogans, names, words or letters which include the words "St. Paul", "USF&G" or "F&G" or those that are suggestive or, derivative thereof, or any logo or mark identified with "St. Paul", "USF&G" or "F&G" (except as may be required by law) in connection with its reinsurance business, if any, provided further, however, that the Transferor may acquire an interest of more than 49% of a person that is not a Permitted Acquiree if the Transferor promptly divests the property or casualty reinsurance operations of such person; or

      (C) soliciting, offering, issuing, selling, purchasing or referring any contracts of reinsurance of any type to, from or with any of its subsidiaries or engaging in any reinsurance activities in connection with the Run-off Business (other than renewals thereof) or with finite business which is either covered by a Quota Share Retrocession Agreement (as defined in the Formation and Separation Agreement) or which the Transferee and members of the Transferee's Group declines to reinsure.

12.3 During the Restricted Period the Transferor shall not sponsor or assist, directly or indirectly, in the sponsorship of a newly formed property or casualty reinsurer for so long as St. Paul continues to own 10% or more of the outstanding common shares of Platinum Holdings.

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                                       25

12.4 Transferred Business Confidential Information shall not include information relating to the Business which is or becomes generally known on a non-confidential basis provided that the source of such information was not bound by a confidentiality agreement or other obligation of confidentiality. If the Transferor is legally requested or required under an order or subpoena issued by a court, administrative agency or arbitration panel (through oral examination, interrogatories, requests for information or documents, civil investigation demand or other legal, administrative or arbitration processes) to disclose any Transferred Business Confidential Information, the Transferor shall provide the Transferee with prompt written notice of the request, requirement, subpoena or order to permit the Transferee (if it so elects) to seek appropriate protective steps preventing or limiting disclosure. If the Company seeks such steps to avoid or limit disclosure, the Transferor shall co-operate with the Transferee at the Transferee's expense. If, in the absence of such protective steps, the Transferor is compelled to disclose any Transferred Business Confidential Information, the Transferor may disclose such Transferred Business Confidential Information without liability hereunder.

12.5 The Transferor shall treat any Transferred Business Confidential Information with the same degree of care with which it treats its own confidential information.

12.6 Each party agrees that money damages would not be a sufficient remedy for any breach of sub-clauses 12.1 to 12.5 by the Transferor.

12.7 Commencing on the Closing Date, the Transferee may not use any marks, designs, logos, slogans, names, words or letters which include the words "United States Fidelity and Guaranty", "St. Paul", "Fire and Marine" or those that are suggestive or derivative thereof or likely to be confused or associated therewith, except (i) as may be required by law, (ii) for the purposes of historical identification in materials not designed as advertising or solicitation, (iii) as provided under the Transitional Trademark License Agreement (as defined in the Formation and Separation Agreement), and (iv) pursuant to the Underwriting Management Agreement and the UK Underwriting Agency and Underwriting Management Agreement (as defined in the Formation and Separation Agreement).

12.8 The Transferee shall not use any printed materials or other means of communication which state, suggest or imply any affiliation with St. Paul or any of its subsidiaries following the Closing Date other than references to St. Paul's ownership of the St. Paul Shares (as defined in the Formation and Separation Agreement) or to this Agreement, the Reinsurance Agreements or the Ancillary Agreements (as defined in the Formation and Separation Agreement) or the subject matter thereof.

12.9 Each party agrees that it shall not make any statement that would reasonably be viewed as intended to be disparaging of the business, reputation or good name of the other.

13.   ASSIGNMENT

      This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.

14.   FURTHER ASSURANCE

14.1 The Transferor shall, from time to time on request, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the Transferee which the Transferee may reasonably consider necessary for giving full effect to this Agreement and securing to the Transferee the full benefit of the rights, powers and remedies conferred upon the Transferee in this Agreement.

14.2 The Transferee shall, from time to time on request, do or procure the doing of all such acts and/or execute or procure the execution of all such documents, in particular (without limitation) any instrument of assumption and acknowledgements, in a form reasonably satisfactory to the Transferor as the Transferor may reasonably consider necessary for giving full effect to this Agreement or to secure to the Transferor the full benefit of the rights, powers and remedies conferred upon the Transferor in this Agreement.

15.   ENTIRE AGREEMENT

15.1 Together this Agreement and the Transaction Documents constitute the whole and only agreement relating to the transfer of the Business Assets.

15.2 This Agreement may only be varied in writing signed by each of the parties.

15.3 Except in the case of fraud, no party shall have any right of action against the other party to this Agreement arising out of or in connection with any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement and Transaction Documents made or given by any person at any time prior to the date of this Agreement except to the extent that it is repeated in this Agreement or any Transaction Document.

16.   REMEDIES AND WAIVERS

16.1 No failure by either party to this agreement to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right, unless expressly waived in writing.

16.2 The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

16.3 The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

17.   NOTICES

      All notices hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (with receipt confirmed) or by certified mail, postage prepaid and return receipt requested, or by facsimile transmission, addressed as follows (or to such other address as a party to this agreement may designate by written notice to the other) and shall be deemed given on the date on which such notice is received:

        PARTY AND TITLE OF INDIVIDUAL         ADDRESS             FACSIMILE NO.

        Transferor                          [         ]           [          ]
        f.a.o. [            ]

        Transferee                          [         ]           [          ]
        f.a.o. [            ]

18.   ANNOUNCEMENTS

18.1 Neither party to this agreement shall make, or cause to be made, any press release or public announcement in respect of this agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party and the parties shall co-operate as to the timing and contents of any such press release or public announcement. This clause does not apply in the circumstances described in CLAUSE 18.2.

18.2 A party may, after consultation with the others, make an announcement concerning the transfer of Business Assets or any ancillary matter if required by:-

      (A)   law; or

      (B) any securities exchange or regulatory or governmental body to which any party is subject or submits, wherever situated, including (amongst other bodies) the UK Financial Services Authority, the London Stock Exchange, The Panel on Takeovers and Mergers, the Securities and Exchange Commission of the United States or the New York Stock Exchange whether or not the requirement has the force of law.

18.3 The restrictions contained in this CLAUSE 18 shall continue to apply after the termination of this Agreement without limit in time.

19.   COSTS AND EXPENSES

      Except as otherwise stated in this Agreement (or any agreement referred to in this Agreement), each of the Transferor and the Transferee shall pay its own costs and expenses in relation to the negotiations leading up to the transfer of the Business Assets and to the preparation, execution and carrying into effect of this Agreement and all other documents referred to in it.

20.   COUNTERPARTS

20.1 This Agreement may be executed in any number of counterparts, and by the Transferor and the Transferee on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

20.2 Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

21.   INVALIDITY

      If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:-

      (A) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

      (B) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

22.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      The parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

23.   CHOICE OF GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with English law.

24.   ARBITRATION

24.1 All matters in difference between the parties arising under, out of or in connection with this Agreement, including formation and validity, and whether arising during or after the period of this Agreement, may be referred by either party to an arbitration tribunal in the manner hereinafter set out.

24.2 Unless the parties appoint a sole arbitrator within 14 days of one receiving a written request from the other for arbitration, the claimant (the party requesting arbitration) shall appoint its arbitrator and give written notice thereof to the respondent. Within 14 days of receiving such notice the respondent shall appoint its arbitrator and give written notice thereof to the claimant, failing which the claimant may apply to the appointor hereafter named to nominate an arbitrator on behalf of the respondent.

24.3 The appointor shall be the Chairman for the time being of the A.I.D.A. Reinsurance and Insurance Arbitration Society of the UK ("ARIAS (UK)") or, if he is unavailable or it is inappropriate for him to act for any reason, such person as may be nominated by the Committee of ARIAS (UK).

24.4 Before they enter upon a reference the two arbitrators shall appoint a third arbitrator. Should they fail to appoint such a third arbitrator within 30 days of the appointment of the respondent's arbitrator then any of them or either of the parties concerned may apply to the appointor for the appointment of the third arbitrator. The three arbitrators shall decide by majority. If no majority can be reached the verdict of the third arbitrator shall prevail. He shall also act as chairman of the tribunal.

24.5 Unless the parties otherwise agree the arbitration tribunal shall consist of persons (including those who have retired) with not less than ten years' experience of insurance or reinsurance as persons engaged in the industry itself or as lawyers or other professional advisers.

24.6 The arbitration tribunal shall, so far as is permissible under the law and practice of the place of arbitration, have power to fix all procedural rules for the holding of the arbitration including discretionary power to make orders as to any matters which it may consider proper in the circumstances of the case with regard to pleadings, discovery, inspection of the documents, examination of witnesses and any other matter whatsoever relating to the conduct of the arbitration and may receive and act upon such evidence whether oral or written, strictly admissible or not as it shall in its discretion think fit.

24.7 All costs of the arbitration shall be determined by the arbitration tribunal who may, taking into account the law and practice of the place of arbitration, direct to and by whom and in what manner they shall be paid.

24.8 Unless the parties otherwise agree, the place of arbitration shall be London, England and, for the avoidance of doubt, the arbitration tribunal shall apply English law.

24.9 The award of the arbitration tribunal shall be in writing and binding upon the parties who consent to carry out the same.

25.   CONFLICT

      In the event of any conflict between the provisions of this Agreement and the Formation and Separation Agreement, the provisions of the Formation and Separation Agreement shall prevail.

IN WITNESS whereof the parties have entered into this Agreement the day and year first before written.

                                   SCHEDULE 1
                            (COMPLETION ARRANGEMENTS)

1.    MATTERS TO BE DEALT WITH BY THE TRANSFEROR

      At Completion, the Transferor shall:

      (A)   Transfer of Business Assets capable of delivery

            Deliver to the Transferee all the Business Assets which are capable of transfer by delivery with the intent that legal and beneficial title to these Business Assets shall pass by and upon delivery.

      (B)   Other Matters

            Deliver to the Transferee:

            (i)   the [ANCILLARY AGREEMENTS] duly executed by the Transferor;

            (ii) all relevant National Insurance and PAYE records fully completed and showing that payments are up-to-date;

            (iii) a copy of the minutes of a meeting of the directors of the
                  Transferor authorising the execution by the Transferor of this Agreement and all other relevant documents to which the Transferor is a party referred to in this Agreement; and

            (iv) [a release or certificate of non-crystallisation duly executed by the chargee of any charge subsisting over any of the Business Assets] [IS THERE ANY SECURITY OVER ANY OF THE BUSINESS ASSETS?].

      (C)   Vacant Possession of Lime Business Property

            The Transferor shall give vacant possession of the Lime Business Property (and of the other Business Assets capable of possession) to the Transferee.

2.    MATTERS TO BE DEALT WITH BY THE TRANSFEREE

      Following compliance by the Transferor with its obligations under PARAGRAPH 1 above, the Transferee:

      (A) shall deliver to the Transferor a copy of the minutes of a meeting of the directors of the Transferee authorising the execution by the Transferee of this

            Agreement and all other relevant documents to which the Transferee is a party referred to in this Agreement; and

      (B)   shall deliver to the Transferor a certificate, duly executed by
            Platinum Holdings in favour of the Transferor, for [   ] common
            shares in Platinum Holdings in consideration for the transfer of the Business Assets by the Transferor to the Transferee.

                                   SCHEDULE 2
                               (ASSUMED EMPLOYEES)

                            Part 1 Assumed Employees

  PLATINUM UK FUNCTIONS             SURNAME           FORENAME          KEY
                                                                     EMPLOYEES
INTERNATIONAL
UNDERWRITING/SOLUTIONS
Underwriter: Casualty                  Archer              Clive         KE

Former Underwriter/General            Ballard              Chris         KE
Manager

Underwriter                         Brudenell             Samuel

Trainee Actuary                          Chan                 TJ

Underwriter                              Dean           Jonathan

Underwriter                            Dekens            Stephan

Underwriter                            Dudley              Kerry

Actuary                                 Gates               Paul

Underwriter Property                  Fishman                Len         KE

Underwriter                            Haynes            Stephen         KE

Managing Director                     Mahoney                Tom         KE

Underwriter                           Manning             Andrew

Underwriter and Actuary            Pettengell              Craig

underwriter                           Pomeroy               Mark

Underwriter                            Robins             Stuart

Actuary                                  Ross              Fiona         KE

Underwriting secretary                  Smith               Cath

Underwriter                         Stevenson               Gary

Secretary                            Streeter                Kim

Underwriting Actuary (part             Tinson               Jane
qualified)

Underwriter & Actuary                  Waters                Les

                                     PART 2

        SUPPORT SERVICES             SURNAME          FORENAME

Accounts Assist                          Dean          Christine

Finance Controller                      Boddy            Stephen         KE

Finance Director                       Butler                Guy         KE

Claims Manager                        Coldman            Michael         KE

Claims Handler                         Dawson            Matthew

PA/HR                                  Heddle              Marie

IT Technical                          Howells              David

IT Systems Development                  Lucas            Charlie         KE

Underwriting Admin                       Read            Jacquie

Actuary                                  Shah             Minesh         KE

IT Technical                            Singh              David

Accounts Assistant                    Weaving               Paul

                                   SCHEDULE 3
                        (BUSINESS INTELLECTUAL PROPERTY)

The following underwriting pricing models (being identified by their directory file names, as at 19 June, 2002:

T:\PCMODELS\2002Models\......

                  AGGFFT02

                  AGGHM02

                  AggSim5PO2

                  AggSimLN02

                  CASXPO02

                  Exper02

                  GENXPO02

                  INTCAT02

                  INTILW02

                  IntMtr02

                  LOSSDI02

                  NAILW02

                  PROPXP02

                  ProRat02

                  PRORAT02

                  SCHEDP02

                  WCRETR02

                  WCXPO02

T:\Pricing\2002\UK Cat\Aggregates\Processed Aggs\.......

                  \Aggs_UK2002_AreaConsolid_290900.xls

                  \Aggs_UK2002_district_fudge.xls

                  \Aggs_UK2002_Sector_Filter_CMP.xls

                  \Aggs_UK2002_Sector_RMS.xls

                  \Aggs_UK2002_Sector_Thames.xls

                  \RMS Sectors.xls

                  \Thames Sectors.xls

S:\Marine\Pricing\2002\Cargo and Specie.......

                  \Limits_profile_3.xls

                  \Limits_profile_estimation.xls

                  \profile generator_cargo.xls

S:\Marine\Pricing\2002\Hull\.........

                  \Hull Model 2002 CMP.xls

                  \Limits profile Hull.xls

                  \ profile generator.xls

T: \ Pricing\PCModels_Dev\UKcat2001small_2002.xls

S:\Marine\Pricing\2002\rig\pricing 2002 model.xls

S:\Marine\Pricing\2002\Satellite\Satellite Pricing Model 2002.xls

S:\Marine\Pricing\2002\Clashmod.WK4

                                   SCHEDULE 4
                         (SHARED INTELLECTUAL PROPERTY)

ARS - Actuarial Reserving System.

SWAT - Financial Reporting System.

Fred - Financial Reporting Database.

Oil Rig database.

Underwriting Treaties Database.

Claims Lotus Notes databases.

                                   SCHEDULE 5
                             (TRANSACTION DOCUMENTS)

Formation and Separation Agreement

UK Underwriting Agency and Underwriting Management Agreement

Asset Transfer Agreement

                                   SCHEDULE 6
                                   (PROPERTY)

1.    MATTERS TO WHICH THE SALE IS SUBJECT

      The Leadenhall Business Property is sold subject to and (where appropriate) with the benefit of the following matters:

      (A) all local land charges and all matters capable of registration as local land charges;

      (B) all notices served and orders, demands, proposals or requirements made by any local or other competent authority;

      (C) all exceptions and reservations of whatever nature, all rights of way, water, light, air or other rights, easements, quasi-easements, servitudes and wayleaves (whether constituted in the title deeds or otherwise); and

      (D) the covenants, obligations and conditions on the part of the lessee contained in the lease by which the Leadenhall Tenant holds the Leadenhall Business Property.

2.    VACANT POSSESSION

      The Leadenhall Business Property is sold with vacant possession of the whole on the date which is 3 months after the Completion Date (the "PROPERTY COMPLETION DATE").

3.    TITLE

      The Transferee shall be deemed to be purchasing with full knowledge of the contents of all deeds and other documents of title complete and accurate copies of which have been supplied to the Transferee before the date of this agreement.

4.    PROPERTY CONSENTS

4.1 If a Property Consent remains to be obtained as at the Property Completion Date this paragraph shall continue to apply until the relevant Property Consent shall have been obtained or until this agreement shall cease to apply to the Leadenhall Business Property in accordance with the terms of this agreement.

4.2 The Transferor shall procure that the Leadenhall Tenant will use reasonable endeavours at its own expense to obtain the Property Consent.

4.3 The Transferee shall supply all references and other evidence and information reasonably required by any landlord in order to obtain the Property Consent and shall comply with any conditions referred to in the lease under which the Leadenhall Business Property is held or any other conditions reasonably imposed by any landlord as conditions of giving the Property Consent which shall include (but without limitation) the lodging of any security with the landlord.

4.4 The Transferor shall pay the professional and other fees of any landlord incurred in connection with the applications for the Property Consent.

4.5 If the Property Consent shall not have been obtained by the Property Completion Date the Transferor shall procure that the Leadenhall Tenant will in relation to the Leadenhall Business Property:

      (A) at its own expense make and pursue an application to the Court for a declaration that the Property Consent is being withheld unreasonably (where the relevant landlord is not entitled to withhold consent in such a manner); and

      (B) at its own expense apply to the relevant landlord for its consent to an underlease to the Transferee for a term equal to the residue of the term of the relevant lease (less three days) and otherwise on the same terms of such lease in which case the expression "Property Consent" shall be deemed to include the consent sought by such application.

5.    DELAYED LEGAL COMPLETION

5.1 If a Property Consent has not been obtained by the Property Completion Date in relation to the Leadenhall Business Property then the date for legal completion of the purchase of the Leadenhall Business Property shall be postponed to the ten Business Days after the earlier of:

      (A) evidence is provided to the Transferee's Solicitors that the Property Consent has been obtained;

      (B) the expiration of the period for the lodging of an appeal against a decision of a court of competent jurisdiction that the Property Consent is being unreasonably withheld without such appeal being lodged; and

      (C) the Transferee (if it so elects) giving notice that it wishes to complete the Property Transfer notwithstanding the non-issue of the Property Consent.

5.2 If any Property Consent has not been obtained by the date which is 3 months after the Property Completion Date in relation to the Leadenhall Business Property then either party may by written notice to the other and at any time thereafter unless and until such Property Consent is in fact obtained elect by written notice or notices to treat the Leadenhall Business Property so affected as withdrawn from the sale and purchase set out in this agreement so that the parties' obligations in respect of the Leadenhall Business Property shall end immediately after the relevant notice is served without limiting any accrued rights of action.

6.    APPORTIONMENTS

6.1 All rents, rates and other outgoings in respect of the Leadenhall Business Property for the period before the Property Completion Date shall be borne by the Leadenhall Tenant and for any period after the Property Completion Date shall, subject to PARAGRAPH 5 (Delayed legal completion), be borne by the Transferee.

6.2 All rents and other periodical payments receivable in respect of the Leadenhall Business Property for any period of time before the Property Completion Date shall belong to and be payable to the Leadenhall Tenant and for any period of time after that day shall, subject to PARAGRAPH 5 (Delayed legal completion) belong to and be payable to the Transferee.

7.    THE PROPERTY TRANSFER

7.1 Subject to PARAGRAPH 7.3, on the Property Completion Date or, if later, on legal completion the Transferor will procure that the Leadenhall Tenant shall deliver a duly executed Property Transfer of the Leadenhall Business Property to the Transferee or as the Transferee may direct and the Transferor will procure that the Leadenhall Tenant assigns with full title guarantee.

7.2 The Transferor and the Leadenhall Tenant will not by reason of the covenants implied by statute or otherwise expressed in any Property Transfer of the Leadenhall Business Property be deemed to covenant expressly or impliedly that the obligations contained in any lease of the Leadenhall Business Property relating to its state and condition have been complied with and the Property Transfer will contain a declaration to that effect.

7.3 If the Leadenhall Tenant has applied to the relevant landlord for its consent to an underlease in accordance with PARAGRAPH 4.5(B) and the Leadenhall Tenant has obtained such consent (but has not obtained a consent for the transfer or assignment), on legal completion the Transferor will procure that the Leadenhall Tenant delivers a duly executed underlease of the Leadenhall Business Property to the Transferee or as the Transferee may direct and the Transferee will accept the underlease and will deliver a duly executed counterpart to the Leadenhall Tenant.

8.    STANDARD CONDITIONS

      Insofar as the same are applicable and are not inconsistent with the express terms of this agreement the Standard Conditions of Sale (3rd Edition) are incorporated in this agreement except that:

      (A)   (i)   "transfer" means the Property Transfer;

            (ii)  "working day" means Business Day;

      (B)   Conditions 1.1.1(a), 1.2, 1.3, 1.4, 2, 3.3.2(b), (c) and (e), 4.1.1,
            4.2.1, 4.3.2, 5.1.2, 5.2, 6.1, 6.3.1, 6.3.2, 6.3.6, 6.4, 6.5, 6.7,
            6.8, 7.1, 7.2, 7.3, 7.5, 7.6, 8.1.3, 8.2.4, 8.2.5, 8.3 and 9 shall not apply; and

      (C) the words "at least five working days" shall be deleted from condition 8.2.6.

Signed by                          )
for and on behalf of               )
ST. PAUL REINSURANCE               )
COMPANY LIMITED


Signed by                          )
for and on behalf of               )
PLATINUM RE (UK) LIMITED           )